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            Jay B. Langner                             Richard D. Segal
          c/o Hudson General                          c/o Hudson General
              Corporation                                 Corporation
          111 Great Neck Road                         111 Great Neck Road
         Great Neck, NY 11021                        Great Neck, NY 11021

                                                             November 22, 1998

Hudson General Corporation
111 Great Neck Road
Great Neck, New York  11021

Gentlemen:

                  Reference is hereby made to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, between Hudson General Corporation (the "Company") and River Acquisition Corp. (the "Merger Sub"). As of the Effective Time, subject to the satisfaction or waiver of all of the closing conditions contained in Article VII of the Merger Agreement, we hereby agree, jointly and severally, to contribute 280,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Company to the Merger Sub; provided, however, that the number of shares contributed to Merger Sub shall be reduced on a share by share basis for (i) any shares of Common Stock that are contributed by other investors to Merger Sub and (ii) up to 35,000 options to purchase shares of Common Stock retained by other members of the Management Group in lieu of cancellation pursuant to the Merger. Capitalized terms used but not otherwise defined herein shall have the respective meanings as cribed thereto in the Merger Agreement.

                  If the foregoing is acceptable to you, kindly acknowledge your agreement by countersigning this letter agreement below.


                                            Very truly yours,

                                             /s/ Jay B. Langner
                                            --------------------------------
                                                 Jay B. Langner


                                             /s/ Richard D. Segal
                                            --------------------------------
                                                 Richard D. Segal

ACKNOWLEDGED AND AGREED:

HUDSON GENERAL CORPORATION

By:   /s/ Michael Rubin
   ------------------------------
   Name:  Michael Rubin
   Title: President